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                                        EXHIBIT 8.1













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              [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]





                                                                  (202) 274-2000

June 20, 1997


Board of Directors
Landmark Community Bank
26 Church Street
Canajoharie, New York 13117


         Re: Federal Income Tax Consequences Relating to Conversion of the Bank from a Federal Mutual Savings Institution to a Federal Stock Savings Institution and the Acquisition of the Stock Institution's Stock by a Stock Holding Company
              ------------------------------------------------------------

Gentlemen:

    In accordance with your request, set forth below is the opinion of this firm relating to the federal income tax consequences of the proposed conversion ("Conversion") of Landmark Community Bank (the "Bank") from a federal mutual savings institution to a federal stock savings institution (the "Stock Bank"), and the formation of a Delaware holding company to be known as Landmark Financial Corp. (the "Holding Company"), which will acquire all of the outstanding stock of the Stock Bank.

    For purposes of this opinion, we have examined such documents and questions of law as we have considered necessary or appropriate, including but not limited to the Plan of Conversion as adopted by the Bank on April 1, 1997 (the "Plan"); the Federal Mutual Charter and Bylaws of the Bank; and the Certificate of Incorporation and Bylaws of the Holding Company. In such examination, we have assumed, and have not independently verified, the authenticity of all original documents, the accuracy of all copies and the genuineness of all signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined. Terms used but not defined herein, whether capitalized or not, shall have the same meanings as defined in said documents.

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LUSE LEHMAN GORMAN POMERENK & SCHICK
     A PROFESSIONAL CORPORATION

Board of Directors
Landmark Community Bank
June 20, 1997
Page 2


    In issuing our opinion, we have assumed that the Plan has been duly and validly authorized and has been approved and adopted by the board of directors of the Bank at a meeting duly called and held; that the Bank will comply with the terms and conditions of the Plan, and that the various representations and warranties which are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan under state and local tax laws and under Federal income tax laws except on the basis of the documents and assumptions described above.

    In issuing the opinion set forth below, we have relied solely on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"); existing and proposed Treasury Regulations (the "Regulations") thereunder; current administrative rulings, notices and procedures; and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

    In rendering our opinion, we have assumed that the persons and entities identified in the Plan of Conversion will at all times comply with the requirements of Code Section 368(a)(1)(F), the other applicable state and Federal laws and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan will be conducted strictly in accordance with the Plan. Any variations may affect the opinions we are rendering.

    For purposes of this opinion, we are relying on the representations provided to us by the Bank, as set forth below.

                                REPRESENTATIONS
                                ---------------

    1. The Conversion is implemented in accordance with the terms of the Plan and all conditions precedent contained in the Plan shall be performed or waived prior to the consummation of the Conversion.

    2. The fair market value of the withdrawable deposit accounts plus interests in the liquidation account ("Liquidation Account") of Stock Bank to be received under the Plan, in each instance, shall be equal to the fair market value of the membership interests (i.e., withdrawable deposit accounts, voting and liquidation rights) in the Bank surrendered in exchange therefor.

LUSE LEHMAN GORMAN POMERENK & SCHICK
     A PROFESSIONAL CORPORATION

Board of Directors
Landmark Community Bank
June 20, 1997
Page 3


    3. Holding Company and Stock Bank each have no plan or intention to redeem or otherwise acquire any of the stock issued in the proposed transaction.

    4. To the best of the knowledge of the management of the Bank, there is no plan or intention by any member of the Bank, who holds more than 1% of the qualifying deposits in the Bank, and there is no plan or intention on the part of the remaining members to dispose of their withdrawable deposit accounts in Stock Bank that would reduce their aggregate interest in the Liquidation Account as of the Effective Date of the Conversion, to less than 50% of the value of their interests in the Bank as of the same date.

    5. Immediately following the consummation of the proposed transaction, Stock Bank will possess the same assets and liabilities as the Bank held immediately prior to the proposed transaction, plus proceeds from the sale of stock of Stock Bank to Holding Company.

    6. Assets used to pay expenses of the Conversion (without reference to the expenses of the Direct Community Offering) and all distributions (except for regular normal interest payments and other payments in the normal course of business made by the Bank immediately preceding the transaction) will in the aggregate constitute less than one percent (1%) of the net assets of the Bank.

    7. Following the proposed transaction, Stock Bank will continue the historic business of the Bank or use a significant portion of the Bank's historic business assets in a business.

    8. Stock Bank has no plan or intention to sell or otherwise dispose of any of the assets of the Bank acquired in the proposed transaction, except for dispositions in the ordinary course of business.

    9. There is no plan or intention for Stock Bank to be liquidated or merged with another corporation following the Conversion.

    10. Both Stock Bank and Holding Company have no plan or intention, either currently or at the time of the Conversion, to issue additional shares of stock following the proposed transaction, other than shares that may be issued to employees and/or directors pursuant to certain stock option and stock incentive plans or that may be issued to employee benefit plans.

    11. Stock Bank has no plan or intention to reacquire any of its stock issued in the proposed transaction.

LUSE LEHMAN GORMAN POMERENK & SCHICK
     A PROFESSIONAL CORPORATION

Board of Directors
Landmark Community Bank
June 20, 1997
Page 4


    12. The Bank is not under the jurisdiction of a court in any Title 11 or similar case within the meaning of Section 368(a)(3)(A).

    13. Compensation to be paid to depositor-employees of the Bank, Stock Bank or Holding Company will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

    14. No shares of Holding Company Conversion Stock will be issued to or purchased by depositor-employees of the Bank, Stock Bank or Holding Company at a discount or as compensation in the proposed transaction.

    15. No cash or other property will be given to Eligible Account Holders, Supplemental Eligible Account Holders, or others in lieu of (a) non-transferable subscription rights or (b) an interest in the Liquidation Account of Stock Bank.

    16. At the time of the proposed transaction, the fair market value of the assets of the Bank on a going concern basis will equal or exceed the amount of its liabilities to be assumed plus the amount of liabilities to which the transferred assets are subject.

    17. Bank, Stock Bank and Holding Company are corporations within the meaning of Section 7701(a)(3) of the Code.

    18   Neither Bank nor Stock Bank is an investment company as defined in
Sections 368(a)(2)(F)(iii) and (iv) of the Code.

    19. The exercise price of the subscription rights received by the Bank's Eligible Account Holders and Supplemental Eligible Account Holders, and Other Members to purchase Holding Company Stock will be equal to the fair market value of the Holding Company Conversion Stock at the time of the completion of the proposed transaction as determined by an independent appraisal.

    20. The Bank has received or will receive an opinion from an independent appraiser to the effect that the subscription rights to be received by Eligible Account Holders and Supplemental Eligible Account Holders and other eligible subscribers do not have any ascertainable fair market value.

    21. The Bank's depositors will pay expenses of the Conversion solely attributable to them, if any. Holding Company and the Bank will pay their own expenses for the transaction and will not pay any expenses solely attributable to the savings depositors or to the Holding Company

LUSE LEHMAN GORMAN POMERENK & SCHICK
     A PROFESSIONAL CORPORATION

Board of Directors
Landmark Community Bank
June 20, 1997
Page 5


stockholders. The stockholders of Holding Company will pay the expenses incurred by themselves in connection with the proposed transaction.

    22. The Eligible Account Holders', Supplemental Eligible Account Holders', and Other Members' proprietary interests in the Bank arise solely by virtue of the fact that they are account holders in the Bank.

    23. No creditors of the Bank or the depositors in their role as creditors, have taken any steps to enforce their claims against the Bank by instituting bankruptcy or other legal proceedings, in either a court or appropriate regulatory agency, that would eliminate the proprietary interests of the members prior to the Conversion of the Bank including depositors as equity holders of the Bank.

    24. The liabilities of the Bank assumed by Stock Bank plus the liabilities, if any, to which the transferred assets are subject were incurred by the Bank in the ordinary course of its business and are associated with the assets transferred.

    25. Holding Company has no plan or intention to sell or otherwise dispose of the stock of Stock Bank received by it in the proposed transaction.

                                   OPINION
                                   -------

    Based on the foregoing, and in reliance thereon, and subject to the conditions stated herein, it is our opinion that the following federal income tax consequences will result from the proposed Conversion:

    1. The change in the form of operation of the Bank from a federal mutual savings institution to a federal stock savings institution, as described above, will constitute a reorganization within the meaning of Code
Section 368(a)(1)(F), and no gain or loss will be recognized to either the Bank or to the Stock Bank as a result of such Conversion. (See Rev. Rul. 80-105, 1980-1 C.B. 78). The Bank and the Stock Bank will each be a party to a reorganization within the meaning of Section 368(b) of the Code. (Rev. Rul. 72-206, 1972-1 C.B. 104)

    2. No gain or loss will be recognized by the Stock Bank on the receipt of money from the Holding Company in exchange for shares of common stock of the Stock Bank. (Section 1032(a) of the Code).

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LUSE LEHMAN GORMAN POMERENK & SCHICK
     A PROFESSIONAL CORPORATION

Board of Directors
Landmark Community Bank
June 20, 1997
Page 6


    3. The Holding Company will recognize no gain or loss upon receipt of money from stockholders in exchange for shares of Holding Company Conversion Stock. (Section 1032(a) of the Code).

    4. The assets of the Bank will have the same basis in the hands of the Stock Bank as in the hands of the Bank immediately prior to the Conversion. (Section 362(b) of the Code).

    5. The holding period of the assets of the Bank to be received by the Stock Bank will include the period during which the assets were held by the Bank prior to the Conversion. (Section 1223(2) of the Code).

    6. No gain or loss will be recognized by the depositors of the Bank upon the issuance to them of withdrawable deposit accounts in the Stock Bank in the same dollar amount and under the same terms as their deposit accounts in the Bank plus an interest in the Liquidation Account of the Stock Bank, as described above, in exchange for their deposit accounts in the Bank.
(Section 354(a) of the Code).

    7. The basis of the depositors' deposit accounts in the Stock Bank received by the depositors of the Bank will be the same as the basis of their deposit accounts in the Bank surrendered in exchange therefor. The basis of each account holder's interests in the Liquidation Account of the Stock Bank received by the depositors will be zero, that being the cost of such property. The basis of the non-transferable subscription rights will be zero, provided that such subscription rights are not deemed to have a fair market value and that the subscription price of such stock issuable upon exercise of such rights is equal to the fair market value of such stock. The basis of the Holding Company Conversion Stock to its stockholders will be the purchase price thereof, increased by the basis, if any, of the subscription rights exercised. (Section 1012 of the Code).

    8. Provided that the amount to be paid for Holding Company Stock pursuant to the exercise of subscription rights is equal to the fair market value of such Common Stock, no gain or loss will be recognized by depositors under the Plan upon the distribution to them of non-transferable subscription rights to purchase shares of Holding Company Conversion Stock. (Rev. Rul. 56-572, 1956-2 C.B. 234).

    9. For purposes of Section 381 of the Code, the Stock Bank will be treated as if there had been no reorganization. Accordingly, the taxable year of the Bank will not end on the effective date of the Conversion merely because of the transfer of assets of the Bank to the Stock Bank, and the tax attributes of the Bank will be taken into account by the Stock Bank as if there had been no reorganization. (Treas. Reg. Section 1.381(b)-(1)(a)(2)).

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LUSE LEHMAN GORMAN POMERENK & SCHICK
     A PROFESSIONAL CORPORATION

Board of Directors
Landmark Community Bank
June 20, 1997
Page 7


    10. The part of the taxable year of the Bank before the reorganization and the part of the taxable year of Stock Bank after the reorganization will constitute a single taxable year of Stock Bank. See Rev. Rul. 57-276, 1957-1 C.B. 126. Consequently, the Bank will not be required to file a federal income tax return for any portion of such taxable year solely by reason of the Conversion. Treas. Reg. Section 1.381(b)-1(a)(2).

    11. As provided by Code Section 381(c)(2) and Treas. Reg. Section 1.38(c)(2)-1, Stock Bank will succeed to and take into account the earnings and profits of the Bank as of the date or dates of transfer.

    12. The tax attributes of the Bank enumerated in Code Section 381(c) will be taken into account by the Stock Bank. Treas. Reg. Section 1.381(b)-1(a)(2).

    13. A shareholder's holding period for Holding Company Conversion Stock acquired through the exercise of the Subscription Rights shall begin on the date on which the Subscription Rights are exercised. (Section 1223(6) of the Code.) The holding period for the Holding Company Conversion Stock purchased pursuant to the Community Offering or under other purchase arrangements will commence on the date following the date on which such stock is purchased. (Rev. Rul. 70-598, 1970-2 C.B. 168).

                               SCOPE OF OPINION
                               ----------------

    Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any federal, state, local, foreign or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the case law, Code, Treasury Regulations thereunder and Internal Revenue Service rulings as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

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LUSE LEHMAN GORMAN POMERENK & SCHICK
     A PROFESSIONAL CORPORATION

Board of Directors
Landmark Community Bank
June 20, 1997
Page 8


                                    CONSENT
                                    -------

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form SB-2 or other applicable form ("Registration Statement") of the Holding Company filed with the Securities and Exchange Commission with respect to the Conversion and as an exhibit to the application for Conversion on Form AC ("Form AC") of the Bank filed with the OTS with respect to the Conversion. We also hereby consent to the references to this firm in the prospectus which is a part of both the Registration Statement and the Form AC.

                                 USE OF OPINION
                                 --------------

    This opinion is rendered solely for the benefit of the Holding Company, the Bank and prospective investors in connection with the proposed transactions described herein and is not to be relied upon or used for any other purpose without our prior written consent.

                                       Very truly yours,

                                       LUSE LEHMAN GORMAN POMERENK & SCHICK
                                       A Professional Corporation


                                       By: /s/ ALAN SCHICK
                                          ---------------------------------
                                          Alan Schick, Esq.